                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

     Filed by the Registrant [X]
     Filed by a Party other than the Registrant [ ]
     Check the appropriate box:
     [ ] Preliminary Proxy Statement       [ ] Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     [X] Definitive Proxy Statement
     [ ] Definitive Additional Materials
     [ ] Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                      Billing Information Concepts Corp.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
     [X] No fee required.
     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------
     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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
                       BILLING INFORMATION CONCEPTS CORP.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS


         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Billing Information Concepts Corp. (the "Company") will be held on Thursday, February 20, 1997, at 10:00 a.m., C.S.T., in Ballroom B, at the Omni San Antonio Hotel, 9821 Colonnade Blvd., San Antonio, Texas, for the following purposes:

                 (1) A proposal to elect two (2) directors to serve until the 2000 Annual Meeting of Stockholders;

                 (2) A proposal to ratify the appointment of Arthur Andersen LLP as independent public accountants of the Company for the fiscal year ending September 30, 1997; and

                 (3) To consider and act upon any other matter which may properly come before the meeting or any adjournment thereof. The Board of Directors is presently unaware of any other business to be presented to a vote of the stockholders at the Annual Meeting.

         Information with respect to the above matters is set forth in the Proxy Statement that accompanies this Notice.

         The Board of Directors of the Company has fixed the close of business on January 10, 1997, as the record date for determining stockholders entitled to notice of and to vote at the meeting. A complete list of the stockholders entitled to vote at the meeting will be maintained at the Company's principal executive offices during ordinary business hours for a period of ten (10) days prior to the meeting. The list will be open to the examination of any stockholder for any purpose germane to the meeting during this time. The list will also be produced at the time and place of the meeting and will be open during the whole time thereof.

                                  By Order of the Board of Directors,



                                  KELLY E. SIMMONS
                                  Corporate Secretary


San Antonio, Texas
January 17, 1997



                                  ---------------------



                                   IMPORTANT

         YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON.
EVEN IF YOU PLAN TO BE PRESENT, PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY AT YOUR EARLIEST CONVENIENCE IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE MEETING, YOU MAY VOTE EITHER IN PERSON OR BY YOUR PROXY.

                       BILLING INFORMATION CONCEPTS CORP.

                                PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON FEBRUARY 20, 1997


GENERAL INFORMATION

         This Proxy Statement and the accompanying proxy are furnished to the stockholders of Billing Information Concepts Corp., a Delaware corporation (the "Company" or "Billing"), in connection with the solicitation by the Board of Directors of proxies for use at the Annual Meeting of Stockholders (the "Annual Meeting" or "Meeting") to be held on Thursday, February 20, 1997, at 10:00 a.m., C.S.T., in Ballroom B, at the Omni San Antonio Hotel, 9821 Colonnade Blvd., San Antonio, Texas, and at any adjournment or postponement thereof, for the purposes set forth in the foregoing Notice of Annual Meeting of Stockholders. Properly executed proxies received in time for the Meeting will be voted.

         The securities of the Company entitled to vote at the Annual Meeting consist of shares of common stock, $0.01 par value (the "Common Stock"). At the close of business on January 10, 1997 (the "Record Date"), there were outstanding and entitled to vote 15,161,528 shares of Common Stock. The holders of record of Common Stock on the Record Date will be entitled to one vote per share. The Company's Amended and Restated Certificate of Incorporation does not permit cumulative voting in the election of directors.

         The Annual Report to Stockholders for the year ended September 30, 1996 has been or is being furnished with this Proxy Statement, which is being mailed on or about January 17, 1997, to the holders of record of Common Stock on the Record Date. The Annual Report to Stockholders does not constitute a part of the proxy materials.

VOTING AND PROXY PROCEDURES

         Properly executed proxies received in time for the Meeting will be voted. Stockholders are urged to specify their choices on the proxy, but if no choice is specified, eligible shares will be voted for the election of the two nominees for director named herein and for ratification of the appointment of Arthur Andersen LLP as the Company's independent public accountants for the fiscal year ending September 30, 1997. At the date of this Proxy Statement, management of the Company knows of no other matters which are likely to be brought before the Annual Meeting. However, if any other matters should properly come before the Annual Meeting, the persons named in the enclosed proxy will have discretionary authority to vote such proxy in accordance with their best judgment on such matters.

         If the enclosed form of proxy is executed and returned, it may nevertheless be revoked by a later-dated proxy or by written notice filed with the Secretary at the Company's executive offices at any time before the enclosed proxy is exercised. Stockholders attending the Annual Meeting may revoke their proxies and vote in person. The Company's executive offices are located at 9311 San Pedro Avenue, Suite 400, San Antonio, Texas 78216.

         The holders of a majority of the total shares of Common Stock issued and outstanding at the close of business on the Record Date, whether present in person or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. The affirmative vote of a plurality of the total shares of Common Stock present in person or represented by proxy and entitled to vote at the Meeting is required for the election of directors, and the affirmative vote of a majority of the total shares of Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting is required for the ratification of the appointment of Arthur Andersen LLP and any other matters as may properly come before the Annual Meeting or any adjournment thereof.

         Abstentions are counted toward the calculation of a quorum, but are not treated as either a vote for or against a proposal. An abstention has the same effect as a vote against the proposal. Any unvoted position in a brokerage account will be considered as not voted and will not be counted toward fulfillment of quorum requirements.

         The cost of solicitation of proxies will be paid by the Company. In addition to solicitation by mail, proxies may be solicited by the directors, officers and employees of the Company, without additional compensation (other than reimbursement of out-of-pocket expenses), by personal interview, telephone, telegram or otherwise. Arrangements will also be made with brokerage firms and other custodians, nominees and fiduciaries who hold the voting securities of record for the forwarding of solicitation materials to the beneficial owners thereof. The Company will reimburse such brokers, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection therewith. The Company has elected to retain the services of D. F. King & Co. for the purpose of soliciting proxies to be voted at the Annual Meeting at an estimated cost of $4,000, plus out-of-pocket expenses.

SPIN-OFF FROM USLD

         The Company began operating as an independent publicly-held company on August 2, 1996, as a result of its spin- off (the "Spin-Off") from U.S. Long Distance Corp. ("USLD"). Prior to the Spin-Off, the Company operated as a wholly- owned subsidiary of USLD. As a result of the Spin-Off, the Company now owns and operates substantially all the billing clearinghouse and information management services business previously operated by USLD. As part of the Spin-Off, shares of Common Stock were distributed to record holders of USLD common stock as of the close of business on August 2, 1996.

         For information regarding certain transactions and agreements with USLD, see "Certain Transactions."

                           OWNERSHIP OF COMMON STOCK

PRINCIPAL STOCKHOLDERS

         The following table sets forth as of December 16, 1996, certain information with respect to the Common Stock beneficially owned by persons who are known to the Company to be the beneficial owners of more than five percent (5%) of the Common Stock. For purposes of this Proxy Statement, beneficial ownership is defined in accordance with the rules of the Securities and Exchange Commission (the "Commission") to mean generally the power to vote or dispose of shares, regardless of any economic interest therein. The persons listed have sole voting power and sole dispositive power with respect to all shares set forth in the table unless otherwise specified in the footnotes to the table.

                                                                                    AMOUNT AND NATURE
                                                                                      OF BENEFICIAL
               NAME AND ADDRESS                                                       OWNERSHIP(1)          PERCENT(2)
               ----------------                                                     -----------------       ---------
               Montgomery Asset Management, L.P. . . . . . . . . . . . . . . .           1,039,000            6.88%
               101 California
               San Francisco, CA 94111

               AIM Management Group, Inc.  . . . . . . . . . . . . . . . . . .             842,300            5.57%
               11 Greenway Plaza, Suite 1919
               Houston, TX 77046

               Edgemont Asset Management Corp. . . . . . . . . . . . . . . . .             830,000            5.49%
               140 E. 45th Street, 43rd Floor
               New York, NY 10017

---------------

(1) Based on record ownership as of December 16, 1996, as reported by the Company's transfer agent.
(2) Based on a total of 15,115,312 shares of Common Stock issued and outstanding on December 16, 1996.

SECURITY OWNERSHIP OF MANAGEMENT

         The following table sets forth as of December 16, 1996, certain information with respect to the Company's Common Stock beneficially owned by each of its directors and nominees for director, each executive officer named in the Summary Compensation Table and by all its directors and executive officers as a group. Such persons have sole voting power and sole dispositive power with respect to all shares set forth in the table unless otherwise specified in the footnotes to the table.

                                                                                         AMOUNT AND NATURE
                                                                                           OF BENEFICIAL
                 NAME                                                                       OWNERSHIP(1)          PERCENT(2)
                 ----                                                                        ---------            -------
     Parris H. Holmes, Jr.  . . . . . . . . . . . . . . . . . . . . . . . . . . . .         345,064(3)              2.3%
     Alan W. Saltzman . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         157,969(4)              1.0%
     Kelly E. Simmons . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          49,000(5)                *
     Paul L. Gehri  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          19,751(6)                *
     Michael R. Long  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          14,000(7)                *
     Lee Cooke  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          20,000(8)                *
     James E. Sowell  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          30,000(9)                *
     Thomas G. Loeffler . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          10,000(10)               *
     All executive officers and directors as a group
        (eight persons, including the executive officers
        and directors listed above) . . . . . . . . . . . . . . . . . . . . . . . .         633,031(11)             4.1%

---------------
*        Represents less than 1% of the issued and outstanding shares of Common
         Stock.

(1) Information with respect to beneficial ownership is based upon information furnished by each director or officer of the Company or contained in filings made with the Commission. Includes shares subject to acquisition within 60 days by such person or group.
(2) Based on a total of 15,115,312 shares of Common Stock issued and outstanding on December 16, 1996.
(3) Represents 185,000 shares that Mr. Holmes has the right to acquire upon the exercise of stock options and 64 shares that Mr. Holmes holds in his Billing 401(k) Retirement Plan account at December 16, 1996.
(4) Includes 103,000 shares that Mr. Saltzman has the right to acquire upon exercise of stock options, an aggregate of 700 shares held in individual retirement accounts for Mr. Saltzman and his wife and 3,597 shares that Mr. Saltzman holds in his Billing 401(k) Retirement Plan account at December 16, 1996.
(5) Represents 45,000 shares that Mr. Simmons has the right to acquire upon exercise of stock options.
(6) Represents 19,751 shares that Mr. Gehri has the right to acquire upon exercise of stock options.
(7) Represents 14,000 shares that Mr. Long has the right to acquire upon exercise of stock options.
(8) Represents 20,000 shares that Mr. Cooke has the right to acquire upon the exercise of stock options.
(9) Includes shares owned by Jim Sowell Construction Co., Inc., a corporation of which Mr. Sowell owns 100%, and represents 10,000 shares that Mr. Sowell has the right to acquire upon the exercise of stock options.
(10) Represents 10,000 shares that Mr. Loeffler has the right to acquire upon the exercise of stock options.
(11) Represents 406,751 shares that eight directors and executive officers have the right to acquire upon exercise of stock options, 700 shares held in individual retirement accounts and 3,661 shares that such executive officers held in their Billing 401(k) Retirement Plan accounts at December 16, 1996.

                   MATTERS TO COME BEFORE THE ANNUAL MEETING

PROPOSAL 1: ELECTION OF TWO DIRECTORS

         The Company's Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws provide that the Board of Directors will consist of not less than three persons, the exact number to be fixed from time to time by the Board of Directors. The Board of Directors has fixed the authorized number of directors at five. Directors are divided into three classes, of which two have two members each and one has one member. Each class is elected for a term of three years, so that the term of office of one class of directors expires at every annual meeting.

         The Board of Directors has nominated two persons for election as directors in the class whose term of office will expire at the Company's 2000 Annual Meeting of Stockholders or until their respective successors are elected and qualified. The nominees are James E. Sowell and Thomas G. Loeffler. The respective terms of the directors expire on the dates set forth below.

 DIRECTORS WHOSE TERMS EXPIRE                 POSITION AND OFFICES
 AT THE 1999 ANNUAL MEETING                     WITH THE COMPANY         AGE      DIRECTOR SINCE
 ------------------------------------------   ---------------------    -------  -------------------
 Parris H. Holmes, Jr                         Chairman of the Board       53     May 13, 1996
                                              and Chief Executive
                                              Officer

 Alan W. Saltzman                             Director, President         49     May 13, 1996
                                              and Chief Operating
                                              Officer


 DIRECTORS WHOSE TERMS EXPIRE                 POSITION AND OFFICES
 AT THE 1998 ANNUAL MEETING                     WITH THE COMPANY         AGE      DIRECTOR SINCE
 ------------------------------------------   ---------------------    -------  -------------------

 Lee Cooke                                           Director             52     May 13, 1996

 DIRECTORS WHOSE TERMS EXPIRE
 AT THE 1997 ANNUAL MEETING AND NOMINEES
 FOR ELECTION FOR TERMS EXPIRING              POSITION AND OFFICES
 AT THE 2000 ANNUAL MEETING                     WITH THE COMPANY         AGE      DIRECTOR SINCE
 ------------------------------------------   ---------------------    -------  -------------------

 James E. Sowell                                      Director            48     June 21, 1996

 Thomas G. Loeffler                                   Director            50     August 21, 1996

         Biographical information on these directors is set forth below under "Further Information -- Board of Directors and Executive Officers."

         It is the intention of the persons named in the enclosed proxy to vote such proxy for the election of such nominees. Management of the Company does not contemplate that either of such nominees will become unavailable for any reason, but if that should occur before the meeting, proxies that do not withhold authority to vote for directors will be voted for another nominee, or other nominees, in accordance with the best judgment of the person or persons appointed to vote the proxy.

         The enclosed form of proxy provides a means for the holders of Common Stock to vote for both of the nominees listed therein, to withhold authority to vote for one or more of such nominees or to withhold authority to vote for both nominees. Each properly executed proxy received in time for the Meeting will be voted as specified therein, or if a stockholder does not specify in his or her executed proxy how the shares represented by his or her proxy are to be voted, such shares shall be voted for the nominees listed therein or for other nominees as provided above. The director nominees receiving a plurality of the votes cast at the Annual Meeting will be elected as directors. Abstentions and broker non-votes will not be treated as a vote for or against any particular director nominee and will not affect the outcome of the election.

         The Company's Amended and Restated Bylaws establish an advance notice procedure with regard to the nomination of candidates for election as directors other than by or at the direction of the Company's Board of Directors (the "Nomination Procedure"). The Nomination Procedure provides that only persons who are nominated by or at the direction of the Company's Board of Directors, or by a stockholder who has given timely prior written notice to the Secretary of the Company prior to the meeting at which directors are to be elected, will be eligible for election as directors. To be timely, notice must be received by the Company (i) in the case of an annual meeting, not less than 90 days prior to the annual meeting, or (ii) in the case of a special meeting, not later than the seventh day following the day on which notice of such meeting is first given to stockholders.

         Under the Nomination Procedure, notice to the Company from a stockholder who proposes to nominate a person at a meeting for election as a director must contain certain information about that person, including business and residence addresses, a representation that the stockholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy to nominate the person, a description of all arrangements or understandings between the stockholder and each nominee and any other person pursuant to which the nomination is to be made, such other information regarding each nominee as would be required pursuant to the proxy rules of the Commission had the nominee been nominated by the Company's Board of Directors, the consent of such nominee to be nominated and such other information as would be required to be included in a proxy statement soliciting proxies for the election of the proposed nominee, and certain information about the stockholder proposing to nominate that person. If the Chairman or other officer presiding at a meeting determines that a person was not nominated in accordance with the Nomination Procedure, such person will not be eligible for election as a director. Nothing in the Nomination Procedure will preclude discussion by any stockholder of any nomination properly made or brought before an annual or special meeting in accordance with the above-mentioned procedures.

COMMITTEES OF THE BOARD OF DIRECTORS

         The business of the Company is managed under the direction of its Board of Directors. The Company's Board of Directors has established three standing committees: Audit, Compensation and Nominating.

         The Audit Committee is comprised of certain directors who are not employees of the Company or any of its subsidiaries. Messrs. Cooke and Sowell are the current members of the Audit Committee. The Audit Committee meets with the independent auditors, management representatives and internal auditors; recommends to the Board of Directors appointment of independent auditors; approves the scope of audits and other services to be performed by the independent and internal auditors; considers whether the performance of any professional services by the auditors other than services provided in connection with the audit function could impair the independence of the outside auditors; and reviews the results of internal and external audits and the accounting principles applied in financial reporting and financial and operational controls. The independent auditors and internal auditors have unrestricted access to the Audit Committee and vice versa.

         The Compensation Committee is comprised of certain directors who are not employees of the Company or any of its subsidiaries. Messrs. Cooke and Sowell are the current members of the Compensation Committee. The Compensation Committee's functions include recommendations on policies and procedures relating to compensation and various employee stock and other benefit plans and approval of individual salary adjustments and stock awards in those areas.

         The Nominating Committee is comprised of certain directors who are not employees of the Company or any of its subsidiaries. Messrs. Cooke and Sowell are the current members of the Nominating Committee. The Nominating Committee considers candidates for election as directors and is responsible for keeping abreast of and making recommendations with regard to corporate governance in general. In addition, the Nominating Committee fulfills an advisory function with respect to a range of matters affecting the Board of Directors and its committees, including the making of recommendations with respect to qualifications of director candidates, compensation of directors, the selection of committee chairmen, committee assignments and related matters affecting the functioning of the Board of Directors. The Nominating Committee considers nominees to the Board of Directors recommended by stockholders of the Company where such recommendations are made pursuant to the procedures which are described in the Company's Amended and Restated Certificate of Incorporation and Bylaws.

MEETINGS OF THE BOARD OF DIRECTORS

         During the fiscal year ended September 30, 1996, the Board of Directors met four (4) times and took action on nine (9) occasions by unanimous written consent, the Compensation Committee met one (1) time and took action on three (3) occasions by unanimous written consent, the Nominating Committee did not meet and the Audit Committee met one (1) time. Each of the directors of the Company attended at least 75% of the aggregate of the meetings of the Board of Directors and committees of which he was a member.

COMPENSATION OF DIRECTORS

         Fees. Each outside member of the Board of Directors receives a meeting fee of $500 for each meeting of the Board of Directors attended. Additionally, each member of the Compensation Committee, Audit Committee or Nominating Committee receives $500 for each committee meeting attended during the year except that the Chairperson of each such committee receives $1,000 for attendance. In each case, the members of the Board of Directors are reimbursed
for their travel expenses to and from the meetings.   The members of the Board
of Directors do not receive a fee for telephonic meetings.

         Stock Options. A total of 400,000 shares of Common Stock are subject to the Company's 1996 Non-Employee Director Plan (the "Director Plan"). Upon election and re-election to the Board of Directors of the Company, each eligible director is granted an option to purchase 30,000 shares effective as of the date of such election or re- election with vesting over a three year period. In addition, directors with terms expiring at the 1997 Annual Meeting and 1998 Annual Meeting received options to purchase an additional 10,000 and 20,000 shares, respectively, with 10,000 vesting at each subsequent annual meeting, and, pursuant to the terms of the Spin-Off, Mr. Cooke received an option to purchase 10,000 shares under the Director Plan. See "Certain Transactions -- Agreements With USLD -- Distribution Agreement." Accordingly, options have been granted to each of Messrs. Sowell and Loeffler to purchase 40,000 shares at an exercise price of $16.125, and to Mr. Cooke to purchase 50,000, 5,000 and an additional 5,000 shares at an exercise price of $16.125, $2.16 and $7.97, respectively.

         Director Compensation Deferral Plan. The Company has adopted the Billing Information Concepts Corp. Director Compensation Deferral Plan (the "Director Deferral Plan"), which generally allows outside directors to make voluntary deferral contributions, on a pre-tax basis, of the fees paid by the Company for services rendered as a director. From time to time the Company credits each participant's plan with interest at the rate declared by the Company in accordance with the Director Deferral Plan. The Company has eliminated the ability of directors to make deferral contributions under the Director Deferral Plan. The Director Deferral Plan remains in effect solely to maintain contributions that were transferred to the Director Deferral Plan pursuant to the Spin-Off by former USLD directors who are now directors of the Company and who held such deferred amounts under the corresponding USLD deferral plan prior to the Spin-Off. Benefits generally are payable to a director upon retirement, disability, termination of service or death, in each case as provided in the Director Deferral Plan.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION
             OF THE INDIVIDUALS NOMINATED FOR ELECTION AS DIRECTORS

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         The Board of Directors, upon recommendation of its Audit Committee, has appointed the firm of Arthur Andersen LLP to serve as independent public accountants of the Company for the fiscal year ending September 30, 1997. Although stockholder ratification is not required, the Board of Directors has directed that such appointment be submitted to the stockholders of the Company for ratification at the Annual Meeting. Arthur Andersen LLP has served as independent public accountants of the Company with respect to the Company's consolidated financial statements for the fiscal year ending September 30, 1996, independent public accountants of USLD prior to the Spin-Off, and is considered by management of the Company to be well qualified. If the stockholders do not ratify the appointment of Arthur Andersen LLP, the Board of Directors may reconsider the appointment.

         Representatives of Arthur Andersen LLP will be present at the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders.

         Assuming the presence of a quorum, ratification of the appointment of Arthur Andersen LLP requires the affirmative vote of a majority of the votes cast by the holders of shares of Common Stock entitled to vote in person or by proxy at the Annual Meeting. Abstentions and broker non-votes will not be considered as a vote for or against the proposal and therefore will have no effect on the outcome of the proposal. Proxies will be voted for or against such approval in accordance with specifications marked thereon, and if no specification is made, the proxies will be voted for such approval.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL TO RATIFY THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS INDEPENDENT PUBLIC ACCOUNTANTS
          OF THE COMPANY FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 1997


                              FURTHER INFORMATION

BOARD OF DIRECTORS AND EXECUTIVE OFFICERS

         Set forth below is information with respect to each director and executive officer of the Company as of December 16, 1996. The executive officers are elected by the Board of Directors and serve at the discretion of the Board. There are no family relationships between any two directors or executive officers.

       Name                                          Age                            Position
       ----                                          ---                            --------
       Parris H. Holmes, Jr. . . . . . . . . . .     53      Chairman of the Board and Chief Executive Officer

       Alan W. Saltzman  . . . . . . . . . . . .     49      President, Chief Operating Officer and Director

       Kelly E. Simmons  . . . . . . . . . . . .     41      Senior Vice President, Chief Financial Officer,
                                                             Treasurer and Corporate Secretary

       Paul L. Gehri . . . . . . . . . . . . . .     42      Vice President of Sales and Marketing of Billing
                                                             Information Concepts, Inc. and Enhanced Services
                                                             Billing, Inc.

       Michael R. Long . . . . . . . . . . . . .     51      Vice President of Information Technology of Billing
                                                             Information Concepts, Inc. and Enhanced Services
                                                             Billing, Inc.

       Lee Cooke . . . . . . . . . . . . . . . .     52      Director(1)(2)(3)

       James E. Sowell . . . . . . . . . . . . .     48      Director(1)(2)(3)

       Thomas G. Loeffler  . . . . . . . . . . .     50      Director

-------------------------
(Footnotes on following page)

(1)      Member of the Audit Committee.
(2)      Member of the Compensation Committee.
(3)      Member of the Nominating Committee.

         Parris H. Holmes, Jr. has served as Chairman of the Board and Chief Executive Officer of the Company since May 1996. Mr. Holmes served as Chairman of the Board and Chief Executive Officer of USLD from September 1986 until August 1996, and continues to serve as Chairman of the Board of USLD. Prior to March 1993, Mr. Holmes also served as President of USLD. Mr. Holmes is also Vice Chairman and a member of the Board of Directors of Tanisys Technology, Inc., a developer, manufacturer and marketer of computer peripheral equipment. Mr. Holmes is also a director of Poore Brothers, Inc., a manufacturer and distributor of flavored potato chips. On December 18, 1996, the Commission filed a civil injunctive action in the United States District Court for the District of Columbia alleging that Mr. Holmes failed to file timely twelve reports regarding certain 1991 and 1992 transactions in the stock of USLD as required by Section 16(a) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"). Section 16(a) requires officers and directors of such companies to file reports with the Commission regarding their personal transactions in the securities of their company. Mr. Holmes settled this action on December 18, 1996, without admitting or denying the allegations of the complaint, by consenting to the entry of an injunction with respect to these requirements and paying a civil penalty of $50,000. The Commission Staff also has notified Mr. Holmes of its decision to terminate its investigation of trading in the securities of USLD and the securities of Value-Added Communications, Inc. (In the Matter of Trading in the Securities of Value-Added Communications, Inc. (HO-2765)).

         Alan W. Saltzman has been President, Chief Operating Officer and Director of the Company since May 1996, and served as Executive Vice President -- Operations, Billing and Information Management of USLD from May 1993 until August 1996. Mr. Saltzman had been Chief Operating Officer of Billing Information Concepts, Inc. ("BICI"), a wholly-owned subsidiary of the Company, known as Zero Plus Dialing, Inc., a subsidiary of USLD ("ZPDI"), prior to the Spin-Off, since February 1991. In August 1994, Mr. Saltzman was elected President of ZPDI. Mr. Saltzman has served as an adviser to the Board of Directors of USLD from February 1994 to August 1996. Mr. Saltzman joined ZPDI in 1989 as Vice President -- Management Information Systems. Mr. Saltzman is an advisory director of Tanisys Technology, Inc.

         Kelly E. Simmons has served as Senior Vice President, Chief Financial Officer, Treasurer and Corporate Secretary of the Company since May 1996. From 1988 until August 1996, Mr. Simmons held various executive positions with USLD, including Vice President -- Finance and Corporate Treasurer, Vice President -- Administration and Senior Vice President of Business Development.

         Paul L. Gehri has served as Vice President of Sales and Marketing for BICI and Enhanced Services Billing, Inc. ("ESBI"), a wholly-owned subsidiary of the Company, since August 1996, and served in the same position with ZPDI since May 1992. Mr. Gehri was Vice President of Sales of U.S. Long Distance, Inc. from July 1991 to May 1992 and was Director of Sales and a principal of National Telephone Exchange, Inc., a company acquired by USLD, from 1988 to July 1991.

         Michael R. Long has served as Vice President of Information Technology of BICI and ESBI since August 1996, and served as Vice President -- Management Information Systems of U.S. Long Distance, Inc. from December 1993 until July 1996. From 1989 to 1993, Mr. Long served in various capacities at United Services Automobile Association, first as Director -- Life Systems Strategic Development (1989-1991), then as Executive Director -- Life Systems Strategic Development (1991-1993) and most recently as Assistant Vice President -- Life, Health and Annuity Systems (1993).

         Lee Cooke has served as a director of the Company since May 1996, and was a director of USLD from 1991 until July 1996. Since May 1992, he has been Chairman of the Board and Chief Executive Officer of U. S. Medical Systems, Inc. Mr. Cooke is also an advisory director of Tanisys Technology, Inc. From 1988 through 1991, Mr. Cooke served in the elected position of Mayor of Austin, Texas.

         James E. Sowell has served as a director of the Company since June 1996 and is the founder of Jim Sowell Construction Co., Inc., which began in 1972 primarily for single-family home construction. Since 1972, the company has expanded its scope of operations and ownership to include land development, income property development, financial institutions, country club and golf course operations and ownership, hotel and restaurant ownership and operations, as well as interests in major corporations. Mr. Sowell is a director of Tanisys Technology, Inc. Mr. Sowell was Chairman of the Board of Business Capital Corporation ("BCC"), Arlington Golf Club, Inc. ("AGC") and Sable Homes, Inc. ("SHI") and a general partner of SBS Venture ("SBS"). All of these entities filed petitions for relief under the U. S. Bankruptcy Code, BCC in March 1991 (emerged in January 1992), AGC in April 1992 (dismissed in January 1993), SHI in September 1993, and SBS in September 1991 (petition withdrawn in December
1991).

         Thomas G. Loeffler has served as a director of the Company since August 1996, and has been an attorney with the law firm of Arter & Hadden since June 1993. Prior to that time, Mr. Loeffler acted as a practicing attorney and consultant. From 1979 to 1986, Mr. Loeffler served as an elected representative to the United States House of Representatives.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         General

         The Compensation Committee of the Board of Directors (the "Compensation Committee") has furnished the following report on the Company's executive compensation policies. The report describes the Compensation Committee's compensation policies applicable to the Company's executive officers and provides specific information regarding the compensation of the Company's Chief Executive Officer. As discussed elsewhere in this Proxy Statement, during the major part of fiscal 1996, the Company operated as a wholly-owned subsidiary of USLD. Accordingly, many of the decisions regarding 1996 compensation of the Company's executives were made by USLD and this report does not describe the basis for that compensation or the relationship of the Company's performance to such compensation. Instead, this report is intended to discuss the limited compensation decisions made by the Compensation Committee subsequent to the Spin-Off and the current intent of the Compensation Committee regarding policies concerning executive compensation, which will be applicable beginning in fiscal 1997. (The information contained in the report shall not be deemed to be "soliciting material" or to be "filed" with the Commission, nor shall such information be incorporated by reference into any future filings under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, except to the extent that the Company specifically incorporates it by reference into such filing.)

         The Compensation Committee is comprised of two outside directors, Messrs. Sowell and Cooke, and administers and oversees all aspects of the Company's executive compensation policy and reports its determinations to the Board of Directors. The Compensation Committee's overall goal is to develop executive compensation policies that are consistent with, and linked to, strategic business objectives and Company values. The Compensation Committee approves the design of, assesses the effectiveness of, and administers executive compensation programs in support of, the Company's compensation policies. The Compensation Committee also reviews and approves all salary arrangements and other remuneration for executives, evaluates executive performance and considers related matters.

         Compensation Philosophy

         The Company's executive compensation policies have four primary objectives: to attract and retain highly competent executives to manage the Company's business, to offer executives appropriate incentives for accomplishment of the Company's business objectives and strategy, to encourage stock ownership by executives to enhance mutuality of interest with stockholders and to maximize long-term stockholder value. The Compensation Committee believes the compensation policies should operate in support of these objectives and should emphasize the following: a long-term and at-risk focus, a pay-for-performance culture, an equity orientation and management development.

         Elements of Compensation

         Each element of compensation considers median compensation levels paid within the competitive market. Competitive market data compares the Company's compensation practices to a group of comparator companies that tend to have similar sales volumes, market capitalizations, employment levels and lines of business. The

Compensation Committee reviews and approves the selection of companies used for compensation comparison purposes.

         The key elements of the Company's executive compensation are base salary, annual incentive and long-term incentive. These key elements are addressed separately below. In determining compensation, the Compensation Committee considers all elements of an executive's total compensation package.

         Base Salaries. Base salaries for executives are initially determined by evaluating executives' levels of responsibility, prior experience, breadth of knowledge, internal equity issues and external pay practices. Base salaries are below the size-adjusted medians of the competitive market.

         Increases to base salaries are driven primarily by individual performance. Individual performance is evaluated based on sustained levels of individual contribution to the Company. When evaluating individual performance, the Compensation Committee considers the executive's efforts in promoting Company values, continuing educational and management training, improving product quality, developing relationships with customers, vendors and employees, and demonstrating leadership abilities among co-workers.

         As described elsewhere in this Proxy Statement, the annual base salary for Mr. Holmes has been established pursuant to arm's length negotiations as a part of the Spin-Off of the Company from USLD. Accordingly, the Compensation Committee did not separately review the base salary of Mr. Holmes during fiscal 1996.

         Annual Incentive. Each year, the Compensation Committee evaluates the performance of the Company as a whole, as well as the performance of each individual executive. Factors considered include revenue growth, net profitability and cost control. The Compensation Committee does not utilize formalized mathematical formulae, nor does it assign weightings to these factors. The Compensation Committee, in its sole discretion, determines the amount, if any, of incentive payments to each executive. The Compensation Committee believes that the Company's growth in revenue and profitability requires subjectivity on the part of the Committee when determining incentive payments. The Compensation Committee believes that specific formulae restrict flexibility and are too rigid at this stage of the Company's development. Mr. Holmes did not receive a bonus from the Company in fiscal 1996.

         Long-Term Incentive. The Company's long-term compensation philosophy provides that long-term incentives should relate to improvement in stockholder value, thereby creating a mutuality of interests between executives and stockholders. Additionally, the Compensation Committee believes that the long-term security of executives is critical for the perpetuation of the Company. Long-term incentives are provided to executives through the Company's 1996 Employee Comprehensive Stock Plan, in the form of options and restricted stock awards, and the Company's Executive Compensation Deferral Plan.

         In keeping with the Company's commitment to provide a total compensation package that favors at-risk components to pay, long-term incentives comprise an appreciable portion of an executive's total compensation package. When awarding long-term incentives, the Compensation Committee considers executives' respective levels of responsibility, prior experience, historical award data, various performance criteria and compensation practices at comparator companies. Again, the Compensation Committee does not utilize formal mathematical formulae when determining the number of options/shares granted to executives.

         Restricted Stock

         Officers and certain key employees of the Company, including directors who are also full-time employees, are eligible for awards of restricted stock under the Billing Employee Stock Plan (as hereinafter defined). The number of shares of Common Stock to be awarded to an employee and other terms of the award are determined by the Compensation Committee, which administers the Billing Employee Stock Plan. Each award is evidenced by an agreement that sets forth the terms and conditions of the restricted stock granted, including the vesting schedule. The Billing Employee Stock Plan provides for certain vesting upon death, permanent disability, retirement, termination for good reason by the employee and upon a change of control. The restricted stock may not be sold, assigned, transferred, pledged or otherwise encumbered for a period of not less than one year but not greater than two years. The employee, as owner of the restricted stock, has all rights of a stockholder including voting rights and the right to receive cash dividends, if any.

         Stock Options

         Stock options generally are granted at an option price not less than the fair market value of the Common Stock on the date of grant. Accordingly, stock options have value only if the price of the Common Stock appreciates after the date the options are granted. This design focuses executives on the creation of stockholder value over the long term and encourages equity ownership in the Company.

         In fiscal 1996, Mr. Holmes received an option to purchase 150,000 shares of Common Stock with an exercise price of $16.125 per share. One third of the options granted to Mr. Holmes vest on each of August 1997, 1998 and 1999 as detailed in the table entitled "Stock Option Grants in Fiscal 1996" below. In determining the number of shares subject to the option granted to Mr. Holmes, the Committee considered the level of total stockholder return and numerous subjective factors indicative of Mr. Holmes' dedication to the success of the Company. Pursuant to the terms of the Spin-Off, Mr. Holmes also received options to purchase 185,000 shares of Common Stock to correspond to his outstanding USLD options. As of December 16, 1996, Mr. Holmes owned 160,000 shares of the Company's Common Stock and, including the fiscal 1996 grant, held options to purchase a total of 335,000 shares. The Compensation Committee believes that this equity interest provides an appropriate link to the interests of stockholders.

         Executive Compensation Deferral Plan

         The Company offers to certain key employees the ability to defer a portion of their respective salaries, on a pre-tax basis, up to 100% of base compensation, with benefits generally payable upon retirement, disability, termination of employment (other than for cause) or death. The Company may make certain matching contributions to each participant's account under such plan with vesting to occur over time; however, the Company has retained the ability to limit its contributions thereunder at any time. The Committee believes that this type of plan provides additional long- term incentive for overall corporate success. The Company made an aggregate of approximately $17,532.15 in matching contributions from August 2, 1996, to December 31, 1996, $8,015.50 of which was made on behalf of Mr. Holmes.

         Section 162(m)

         Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), currently imposes a $1.0 million limitation on the deductibility of certain compensation paid to each of the Company's five highest paid executives. Excluded from this limitation is compensation that is "performance based." For compensation to be performance based it must meet certain criteria, including being based on predetermined objective standards approved by stockholders. In general, the Company believes that compensation relating to options granted under the Billing Employee Stock Plan should be excluded from the $1.0 million limitation calculation. The Compensation Committee intends to take into account the potential application of Section 162(m) with respect to incentive compensation awards and other compensation decisions made by it in the future.

         Conclusion

         The Compensation Committee believes these executive compensation policies serve the interests of the stockholders and the Company effectively. The Committee believes that the various pay vehicles offered are appropriately balanced to provide increased motivation for executives to contribute to the Company's overall future successes, thereby enhancing the value of the Company for the stockholders' benefit.

                COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

                                James E. Sowell
                                   Lee Cooke

EXECUTIVE COMPENSATION

         The following Summary Compensation Table sets forth certain information concerning compensation of the Company's Chief Executive Officer and each of the Company's four other most highly compensated executive officers for fiscal 1996. During the major part of fiscal 1996, the Company was operating as a wholly-owned subsidiary of USLD and, accordingly, the officers, who were then employed by USLD, were compensated in accordance with USLD's plans and policies unless otherwise indicated. All references in the following Summary Compensation Table to compensation, stock and stock options relate to compensation paid by, and awards of stock and stock options of, USLD, and some of the information included herein and therein has been provided or derived from information provided by USLD. The compensation paid and stock options granted by Billing to the named executive officers during fiscal 1996 is footnoted in the Summary Compensation Table. All references in the tables entitled "Stock Option Grants in Fiscal 1996" and "Aggregated Option Exercises in Fiscal 1996 and Fiscal Year-End Option Values" relate to awards of stock options of Billing.

         As a result of the Spin-Off, the exercise prices of shares of USLD stock underlying outstanding USLD options were adjusted to reflect the distribution of the Company's Common Stock in the Spin-Off (such adjustments are referred to as the "Spin-Off Adjustments"). Employees of the Company who held USLD options as of the time of the Spin-Off were given new Company options under the Billing Employee Stock Plan to purchase one share of the Company's Common Stock for every one share of USLD common stock subject to an outstanding USLD option at the time of the Spin-Off. Except as otherwise indicated, all references in the Summary Compensation Table to awards of stock and stock options of USLD reflect the original terms of those awards prior to the Spin-Off Adjustments.

         The exercise prices and numbers of shares of common stock subject to the USLD options were determined as of the time of the Spin-Off so as to preserve the investment basis and intrinsic gain associated with the USLD options. Generally, the terms of the Billing options received are similar to the terms of the corresponding USLD options.


                           SUMMARY COMPENSATION TABLE







                                                                                   LONG-TERM COMPENSATION
                                       ANNUAL COMPENSATION                                  AWARDS
                                       -------------------                         -----------------------
                                                                      OTHER        RESTRICTED    SECURITIES     ALL OTHER
    NAME AND                 FISCAL                                   ANNUAL         STOCK       UNDERLYING    COMPENSATION
PRINCIPAL POSITION            YEAR        SALARY($)      BONUS ($) COMPENSATION($) AWARDS($)(2)  OPTIONS(#)          ($)
------------------           ------       --------      --------   --------------  -----------  ------------   ------------
 Parris H. Holmes, Jr. . .    1996(3)    $261,808(4)   $805,000      $15,524       $602,800(5)    160,000      $1,339,979(6)
   Chairman of the Board      1995        276,000       750,000(1)    22,421(7)     0             100,000          38,964(8)
   and Chief Executive        1994        271,113       0             0             159,375(9)     90,000          24,637
   Officer

 Alan W. Saltzman  . . . .    1996(10)   $138,462(4)   $100,000      $17,962       $133,330(11)    25,000      $  239,032
   President and Chief        1995        147,308       100,000(1)    0              0             25,000           8,792(12)
   Operating Officer          1994        136,790        10,000       0              31,875(13)    58,000           6,614

 Kelly E. Simmons  . . . .    1996(14)   $ 88,154(4)   $ 33,000      $ 1,565         0             10,000      $   63,489(15)
   Senior Vice President      1995         96,000        33,000(1)     0             0             0                2,863(16)
   and Chief Financial        1994         96,000        10,000        0           $ 12,250(17)    19,000           2,062
   Officer

 Paul L. Gehri . . . . . .    1996(18)   $ 75,962(4)   $ 35,000      $28,000         0             10,000           0
   Vice President of Sales    1995         83,654        10,000(1)     0             0             0           $    3,333(19)
   and Marketing of BICI      1994         80,462        10,000        0             0             16,500           3,033
   and ESBI

 Michael R. Long . . . . .    1996(20)   $ 77,692(4)   $ 35,500        0             0             10,000           0
   Vice President of          1995         84,900        15,500(1)     0             0             0                0
   Information Technology     1994         63,750(21)    0             0             0             19,500           0
   of BICI and ESBI

---------------
(Footnotes on following page)

(1) In 1994, represents bonuses earned in the fiscal year, but paid 50% in January and 50% in April of fiscal year 1995. Payment of such bonuses was conditioned upon USLD recognizing a profit in its first and second fiscal quarters, respectively. These conditions, however, were waived by USLD for those bonuses earned for fiscal 1994.

(2) At September 30, 1996, the number and aggregate USLD restricted stock award holdings were as follows: Mr. Holmes, 120,000 shares ($1,072,500); Mr. Saltzman, 27,000 shares ($241,313); and Mr. Simmons,
         1,000 shares ($8,938). Messrs. Gehri and Long did not hold any restricted stock of USLD at September 30, 1996.

(3) During fiscal 1996, Mr. Holmes received from Billing a salary of $46,539 and was granted an option to purchase 150,000 shares of Billing Common Stock. Pursuant to the terms of the Spin-Off, Mr. Holmes received options to purchase 185,000 shares of Billing Common Stock to correspond to his outstanding USLD options.

(4)      Represents salary paid through August 1, 1996 by USLD.

(5) Mr. Holmes was granted 55,000 shares of USLD common stock on January 26, 1996 which, as amended, vested 100% on July 2, 1996, and was granted 50,000 shares of USLD common stock on July 16, 1996 which vested 100% on the date of grant.

(6) Represents $3,256 in USLD 401(k) Retirement Plan contributions, $15,143 in USLD deferred compensation contributions and $21,580 in life insurance premiums made or paid on behalf of Mr. Holmes during fiscal 1996 and a $1,300,000 severance payment by USLD in connection with the Spin-Off.

(7) Represents amounts reimbursed during fiscal 1995 for the payment of certain taxes.

(8) Represents $1,871 in USLD 401(k) Retirement Plan contributions, $15,686 in USLD deferred compensation contributions and $21,407 in life insurance premiums made or paid on behalf of Mr. Holmes during fiscal 1995.

(9) Mr. Holmes was granted 15,000 shares on March 1, 1994, which vested 50% on February 1, 1995, and 50% on February 1, 1996.

(10) During fiscal 1996, Mr. Saltzman received from Billing a salary of $30,423 and was granted an option to purchase 100,000 shares of Billing Common Stock. Pursuant to the terms of the Spin-Off, Mr. Saltzman received options to purchase 103,000 shares of Billing Common Stock to correspond to his outstanding USLD options.

(11) Mr. Saltzman was granted 16,000 shares of USLD common stock on March 8, 1996 which, as amended, vested 100% on July 2, 1996, and was granted 7,000 shares of USLD common stock on July 16, 1996 which vested 100% on the date of grant.

(12) Represents $2,391 in USLD 401(k) Retirement Plan contributions and $6,401 in USLD deferred compensation contributions made on behalf of Mr. Saltzman during fiscal 1995.

(13) Mr. Saltzman was granted 3,000 shares on March 1, 1994, which vested 50% on February 1, 1995, and 50% on February 1, 1996.

(14) During fiscal 1996, Mr. Simmons received from Billing a salary of $21,046 and was granted an option to purchase 50,000 shares of Billing Common Stock. Pursuant to the terms of the Spin-Off, Mr. Simmons received options to purchase 45,000 shares of Billing Common Stock to correspond to his outstanding USLD options.

(15) Represents $1,258 in USLD 401(k) Retirement Plan contributions and $2,231 in USLD deferred compensation contributions made on behalf of Mr. Simmons during fiscal 1996, and a $60,000 severance payment in connection with the Distribution.

(16) Represents $1,303 in USLD 401(k) Retirement Plan contributions and $1,560 in USLD deferred compensation contributions made on behalf of Mr. Simmons during fiscal 1995.

(17) Mr. Simmons was granted 1,000 shares on March 24, 1994, which vested 50% on February 1, 1995 and 50% on February 1, 1996.

(18) During fiscal 1996, Mr. Gehri received from Billing a salary of $15,923 and was granted an option to purchase 30,000 shares of Billing Common Stock. Pursuant to the terms of the Spin-Off, Mr. Gehri received options to purchase 31,750 shares of Billing Common Stock to correspond to his outstanding USLD options.

(19) Represents $1,538 in USLD 401(k) Retirement Plan contributions and $1,795 in USLD deferred compensation contributions made on behalf of Mr. Gehri.

(20) During fiscal 1996, Mr. Long received from the Company a salary of $14,615 and was granted an option to purchase 30,000 shares of the Company's Common Stock. Pursuant to the terms of the Spin-Off, Mr. Long received options to purchase 22,999 shares of the Company's Common Stock to correspond to his outstanding USLD options.

(21) Amount shown reflects Mr. Long's salary from December 27, 1993, the beginning date of his employment with USLD through the end of fiscal 1994.

STOCK OPTION GRANTS IN FISCAL 1996

         The following table provides certain information related to options granted by Billing to the named executive officers during fiscal 1996 pursuant to the Billing Employee Stock Plan.

                                     INDIVIDUAL GRANTS
                                     -----------------

                                                                                                POTENTIAL REALIZABLE
                                                                                                  VALUE AT ASSUMED
                                                                                                   ANNUAL RATES OF
                                                                                                     STOCK PRICE
                                                 % OF TOTAL                                        APPRECIATION FOR
                            NUMBER OF             OPTIONS                                           OPTION TERM(2)
                           SECURITIES            GRANTED TO      EXERCISE OR                    --------------------
                           UNDERLYING           EMPLOYEES IN     BASE PRICE     EXPIRATION
 NAME                  OPTIONS GRANTED (#)      FISCAL 1996(1)     ($/SH)          DATE          5% ($)        10% ($)
 ----                  -------------------      --------------   -----------    ----------       ------        -------
 Parris H. Holmes, Jr. .      150,000              23.2%           $16.125        08/21/02      $822,800      $1,666,150
                              100,000(3)                             8.34         11/27/00       196,600         427,800
                               40,000(3)                             7.32         06/30/99        44,800          93,960
                               37,000(3)                             7.22         02/01/99        34,743          72,261
                                8,000(3)                             6.30         06/24/99         7,712          16,176

 Alan W. Saltzman  . . .      100,000              15.5%           $16.125        08/21/02      $548,400      $1,244,100
                               25,000(3)                             8.34         11/27/00        49,150         106,950
                               30,000(3)                             7.32         06/30/99        33,600          70,470
                               28,000(3)                             7.22         02/01/99        26,292          54,684
                               20,000(3)                             6.30         06/24/99        19,280          40,440

 Kelly E. Simmons  . . .       50,000              7.77%           $16.125        08/21/02      $274,200      $  622,050
                               10,000(3)                             8.34         11/27/00        19,660          42,780
                                9,000(3)                             7.32         06/30/99        10,080          21,141
                               10,000(3)                             7.22         02/01/99         9,390          19,530
                               10,000(3)                             6.30         06/24/99         9,640          20,220
                                6,000(3)                             2.22         08/15/98         1,428           2,934

 Paul L. Gehri . . . . .       30,000              4.66%           $16.125        08/21/02      $164,520      $  373,230
                               10,000(3)                             8.34         11/27/00        19,660          42,780
                               10,000(3)                             7.32         06/30/99        11,200          23,490
                                6,500(3)                             7.22         02/01/99         6,104          12,695
                                5,250(3)                             6.30         06/24/99         5,061          10,616

 Michael R. Long . . . .       30,000              4.66%           $16.125        08/21/02      $164,520      $  373,230
                               10,000(3)                             8.34         11/27/00        19,660          42,780
                                4,666(3)                             7.32         06/30/99         5,226          10,960
                                8,333(3)                             7.22         02/01/99         7,825          16,274

---------------

(1) Excludes all options which were granted pursuant to the terms of the Spin-Off to correspond to outstanding USLD options.

(2) The potential realizable value is calculated based on the term of the option and is calculated by assuming that the fair market value of Common Stock on the date of the grant as determined by the Board appreciates at the indicated annual rate compounded annually for the entire term of the option and that the option is exercised and the Common Stock received therefor is sold on the last day of the term of the option for the appreciated price. The 5% and 10% rates of appreciation are derived from the rules of the Commission and do not reflect the Company's estimate of future stock price appreciation. The actual value realized may be greater than or less than the potential realizable values set forth in the table.

(3) Options granted under the Billing Employee Stock Plan pursuant to the terms of the Spin-Off to correspond to outstanding USLD options held by the named individuals.

AGGREGATED OPTION EXERCISES IN FISCAL 1996 AND FISCAL YEAR-END OPTION VALUES

         The following table provides information related to options of Billing exercised by the named executive officers of the Company during fiscal 1996 and the number and value of Billing options held at fiscal year end.

                                                              NUMBER OF SECURITIES         VALUE OF UNEXERCISED IN-
                                                             UNDERLYING UNEXERCISED          THE-MONEY OPTIONS AT
                                                             OPTIONS AT FY-END (#)               FY-END($)(1)
                                                         -----------------------------   -----------------   --------
                        SHARES ACQUIRED
                          UPON OPTION         VALUE
         NAME            EXERCISE (#)      REALIZED($)    EXERCISABLE    UNEXERCISABLE   EXERCISABLE    UNEXERCISABLE
   ----------------      ------------      -----------    -----------    -------------   -----------    -------------
 Parris H. Holmes, Jr.        -0-              -0-            185,000          150,000    $2,671,910        $918,750

 Alan W. Saltzman  . .        -0-              -0-            103,000          100,000     1,535,490         612,500

 Kelly E. Simmons  . .        -0-              -0-             45,000           50,000       703,450         306,250

 Paul L. Gehri . . . .        -0-              -0-             21,751           39,999       327,347         326,236

 Michael R. Long . . .        -0-              -0-              9,834           43,165       143,838         373,921

---------------
(1) Represents the product of (a) the number of shares underlying options granted under the Billing Employee Stock Plan multiplied by (b) the difference between (i) the fair market value of Common Stock on September 30, 1996 ($22.25), and (ii) the exercise price of the options.


EMPLOYEE BENEFIT PLANS

         Billing Information Concepts Corp. 401(k) Retirement Plan

         The Company maintains the Billing Information Concepts Corp. 401(k) Retirement Plan (the "Billing Retirement Plan"). Participation in the Billing Retirement Plan is offered to eligible employees of Billing or its subsidiaries (collectively, the "Participants"). Generally, all employees of Billing or its subsidiaries who are 21 years of age and who have completed one year of service during which they worked at least 1,000 hours are eligible for participation in the Billing Retirement Plan.

         The Billing Retirement Plan is a 401(k) plan, a form of defined contribution plan, which provides that Participants generally may make voluntary salary deferral contributions, on a pre-tax basis, of between 1% and 15% of their base compensation in the form of voluntary payroll deductions up to a maximum amount as indexed for cost-of-living adjustments ("Voluntary Contributions"). The Company makes matching contributions equal to 50% of the first 3% of a Participant's compensation contributed as salary deferral. The Company may from time to time make additional discretionary contributions at the sole discretion of the Company's Board of Directors. The discretionary contributions, if any, are allocated to Participants' accounts based on a discretionary percentage of the Participants' respective salary deferrals.

         Participants gradually vest in all contributions made by the Company over a period of five years of credited service, vesting 25% a year for each full year of service beginning with the Participant's second anniversary, and becoming 100% vested after five years of service or upon death, total and permanent disability, retirement under the Retirement Plan or Retirement Plan termination. Participants are always 100% vested in their Voluntary Contributions. Service with USLD prior to the Spin-Off was credited under the Billing Retirement Plan for purposes of vesting as well as eligibility to participate.

         1996 Employee Comprehensive Stock Plan

         The Company has adopted the Billing Information Concepts Corp. 1996 Employee Comprehensive Stock Plan (the "Billing Employee Stock Plan"). The Billing Employee Stock Plan provides for (i) the grant of incentive stock options ("ISOs") under Section 422 of the Internal Revenue Code, (ii) the grant of non-qualified stock options that do not qualify under Section 422 of the Code ("NQSOs") and (iii) the award of shares of restricted stock of the Company. Under the terms of the Billing Employee Stock Plan, 3,500,000 shares of Common Stock have been reserved for the granting of options and awards of restricted stock. At December 16, 1996, options to purchase 2,339,004 shares had been granted under the Billing Employee Stock Plan. If any option or award granted under the Billing Employee Stock Plan terminates, expires or is surrendered as to any shares, new options or awards may thereafter be made covering such shares.

         The Billing Employee Stock Plan is administered by the Compensation Committee of two "disinterested persons" appointed by the Board, currently, Lee Cooke and James Sowell. The Billing Employee Stock Plan grants broad authority to the Compensation Committee to grant options or award restricted shares to full-time employees and officers of the Company and its subsidiaries (estimated to total 300 eligible individuals at December 16, 1996) selected by the Compensation Committee, to determine the number of shares subject to options or awards and to provide for the appropriate periods and methods of exercise and requirements regarding the vesting of options and awards of restricted shares. The option price per share with respect to each option shall be determined by the Compensation Committee, but shall in no instance be less than the par value of the shares subject to the option. In addition, the option price for ISOs may not be less than 100% of the fair market value of the Common Stock on the date of grant. An ISO may be granted to a participant only if such participant, at the time the option is granted, does not own stock possessing more than 10% of the total combined voting power of all classes of Common Stock of the Company or a subsidiary. The preceding restriction shall not apply if at the time the option is granted the option price is at least 110% of the fair market value of the Common Stock subject to the option and such option by its terms is not exercisable after the expiration of five years from the date of grant. The aggregate fair market value (determined as of the time the option is granted) of the stock with respect to which ISOs are exercisable for the first time by a participant in any calendar year (under all plans of Billing and of any parent or subsidiary) shall not exceed $100,000. There is no price requirement for NQSOs, other than that the option price must exceed the par value of the Common Stock. The Compensation Committee may permit the option purchase price to be payable by transfer to Billing of Common Stock owned by the option holder with a fair market value at the time of exercise equal to the option purchase price. No participant shall receive any grant of options, whether ISOs or NQSOs, for more than an aggregate of 150,00 shares of Common Stock during any one fiscal year.

         The Billing Employee Stock Plan permits the Compensation Committee to make awards of restricted shares of Common Stock that are subject to a designated period during which such shares of Common Stock may not be sold, assigned, transferred, pledged, or otherwise encumbered, which period shall not be less than one (1) year nor more than two (2) years from the date of grant. As a condition to any award, the Compensation Committee may require an employee to pay to the Company the amount (such as the par value of such shares) required to be received by Billing in order to assure compliance with applicable state law. Any award for which such requirement is established shall automatically expire if not purchased in accordance with the Compensation Committee's requirements within 60 days after the date of grant. The Compensation Committee may, at any time, reduce the restricted period with respect to any outstanding shares of restricted stock and any retained distributions with respect thereto awarded under the Billing Employee Stock Plan. Shares of restricted stock awarded under the Billing Employee Stock Plan shall constitute issued and outstanding shares of Common Stock for all corporate purposes.

         Each employee has the right to vote the restricted stock held by such employee, to receive and retain all cash dividends and distributions thereon and exercise all other rights, powers and privileges of a holder of Common Stock with respect to such restricted stock, subject to certain exceptions. Unless otherwise provided in the agreement relating to an award, upon the occurrence of a change of control, as defined in the Billing Employee Stock Plan, all restrictions imposed on the employee's restricted stock and any retained distributions shall automatically terminate and lapse and the restricted period shall terminate; provided, however, that if the change of control occurs within six months of the date of grant the restrictions and the restricted period shall terminate on the six-month anniversary of the date of grant.

         1996 Employee Stock Purchase Plan

         The Company has adopted the Billing Information Concepts Corp. 1996 Employee Stock Purchase Plan (the "Billing Purchase Plan"). The Billing Purchase Plan allows employees of the Company and its subsidiaries to purchase Common Stock at regular intervals by means of wage and salary deferrals on a tax-favored basis.

         The Billing Purchase Plan, which is intended to qualify under Section 423 of the Code, is administered by the Employee Stock Purchase Plan Committee, which is appointed by the Board of Directors. The committee consists of at least three (3) persons who need not be members of the Board of Directors. The committee supervises the administration and enforcement of the Billing Purchase Plan, and all questions of interpretation or application of the Billing Purchase Plan are determined in the sole discretion of the committee. All decisions made by the committee are final, conclusive and binding on all of the participants of the Billing Purchase Plan and the Company.

         Every employee of the Company and its subsidiaries is eligible to participate in the Billing Purchase Plan on a voluntary basis with the exception of (i) employees who have not completed at least six months of continuous service with Billing (or USLD prior to the Spin-Off) as of the applicable enrollment date and (ii) employees who would, immediately upon enrollment, own directly or indirectly, or hold purchase rights, options or rights to acquire, an aggregate of 5% or more of the total combined voting power or value of all outstanding shares of all classes of the Company or any subsidiary. To participate in the Billing Purchase Plan, eligible employees must enroll in the Billing Purchase Plan and authorize payroll deductions pursuant to the Billing Purchase Plan. Approximately 300 employees are eligible to participate under the Billing Purchase Plan.

         Enrollment in the Billing Purchase Plan constitutes a grant by the Company to the participant of the right to purchase shares of Common Stock.
The aggregate number of shares that may be issued under the Billing Purchase Plan may not exceed 1,000,000 shares of Billing Common Stock, subject to adjustment as provided in the Billing Purchase Plan. The purchase price per share is the lesser of (i) 85% of the fair market value of the Common Stock on the first day of the applicable participation period or (ii) 85% of the fair market value of the Common Stock on the last day of such participation period. The number of shares purchased is determined by dividing the total amount of payroll deductions withheld from a participant's paychecks during a participation period by the purchase price. The aggregate of monthly payroll deductions cannot exceed $10,625 in any six-month participation period. At the end of each offering period, the applicable number of shares of Common Stock is automatically purchased for the participant.

         Executive Compensation Deferral Plan

         The Company has adopted the Billing Information Concepts Corp. Executive Compensation Deferral Plan (the "Billing Executive Deferral Plan"). Participation in the Billing Executive Deferral Plan is offered to certain key employees occupying management positions and/or certain other highly compensated employees of the Company who are determined by the Board, from time to time, to be eligible to participate in the Billing Executive Deferral Plan ("Billing Executive Deferral Participants"). As of December 31, 1996, there were eight participants in the Billing Executive Deferral Plan.

         The Billing Executive Deferral Plan is a deferred compensation plan that provides that Billing Executive Deferral Participants generally may make voluntary salary deferral contributions, on a pre-tax basis, in equal monthly amounts of up to 100% of his or her base compensation ("Voluntary Deferral Contribution"). In addition, the Company intends to make certain matching contributions with respect to each Voluntary Deferral Contribution (the "Deferral Contribution") equal to the lesser of (i) the Voluntary Deferral Contribution or (ii) that amount together with the Voluntary Deferral Contribution which actuarially determined would yield a 10-year annuity equal to 50% of the Billing Executive Deferral Participant's compensation payable at age 65, with a minimum contribution of $3,000. However, the Company reserves the right, at any time, to decrease the Deferral Contribution or provide no Deferral Contribution whatsoever for any plan year. From time to time the Company shall credit each Billing Executive Deferral Participant's plan account with interest at the rate declared by the Company in accordance with the Billing Executive Deferral Plan. The Company made approximately $17,532.15 in Company Deferral Contributions to this plan from August 2, 1996, to December 31, 1996.

         Unless terminated for cause, Billing Executive Deferral Participants are annually vested in 33% of any Deferral Contribution beginning with the Billing Executive Deferral Participant's first anniversary of service and becoming 100% vested after the third anniversary of service or upon a change in control of the Company. Service with USLD is considered service for this purpose. Benefits generally are payable to a Billing Executive Deferral Participant (or his or her beneficiaries) upon retirement, disability, termination of employment (other than for cause) or death, in each case as provided in the Billing Executive Deferral Plan.

         Executive Qualified Disability Plan

         The Company has adopted the Billing Information Concepts Corp. Executive Qualified Disability Plan (the "Billing Disability Plan"). The Billing Disability Plan provides long-term disability benefits for certain key employees occupying management positions and/or certain other highly compensated employees of the Company who are determined by the Board, from time to time, to be eligible to participate. Benefits under the Billing Disability Plan are provided directly by the Company based on definitions, terms and conditions contained in the Billing Disability Plan documents. Benefits under the Billing Disability Plan supplement benefits provided under the Company's insured long- term disability plan. No benefits were paid to any participant under the Billing Disability Plan during fiscal 1996.

EMPLOYMENT AGREEMENTS AND CHANGE-OF-CONTROL ARRANGEMENTS

         In August 1996, USLD consummated the Spin-Off to its stockholders of its ownership position in the Company. In connection with the Spin-Off, the Company entered into an employment agreement with Mr. Parris H. Holmes, Jr.
The agreement provides for a four-year term, subject to automatic extension for an additional one year on each one-year anniversary of the agreement unless terminated early as provided therein, including termination by the Company for "cause" (as defined in the employment agreement) or termination by Mr. Holmes for "good reason" (as defined in the employment agreement). This employment agreement provides for an annual, calendar year base salary of $300,000 and an incentive bonus at the discretion of the Committee.

         In connection with the Spin-Off, the Company entered into an employment agreement with Mr. Alan W. Saltzman. This agreement expires two years from the date of the Spin-Off subject to extension for successive two-year terms unless the Company elects not to extend the agreement. The employment agreement is subject to early termination as provided therein, including termination by the Company for "cause" (as defined in the employment agreement) or termination by Mr. Saltzman for "good reason" (as defined in the employment agreement). The employment agreement provides for an annual, calendar year base salary of $200,000. The employment agreement also provides for incentive bonuses at the discretion of the Compensation Committee.

         In connection with the Spin-Off, the Company entered into an employment agreement with Mr. Kelly E. Simmons. This agreement provides for a one-year term, subject to automatic extension unless and until terminated by either the Company or Mr. Simmons upon not less than 120 days' prior written notice. The employment agreement is subject to early termination as provided therein, including if Mr. Simmons fails to perform his duties thereunder or to comply with any of the provisions thereof or commits any act of misconduct, malfeasance, gross negligence or disloyalty, upon written notice from the Company. The employment agreement provides for an annual, calendar year base salary of $140,000. The employment agreement also provides for an incentive bonus at the discretion of the Compensation Committee.

         The employment agreements of Messrs. Holmes, Saltzman and Simmons provide that if the Company terminates their employment without cause (including the Company's election to not extend the employment agreement at any renewal date) or if they resign their employment for "good reason" (as "good reason" is defined in their employment agreements), they will be entitled to the following severance: Mr. Holmes -- at his election, either a lump-sum payment in the amount equal to his base salary for the unexpired portion of the four-year term of his agreement then in effect and without giving effect to any further extension (a maximum of approximately $1,200,000) or continuation of his base salary and benefits through the unexpired term of his agreement; Mr. Saltzman -- a lump-sum payment in the amount equal to two times his then effective annual base salary ($400,000); Mr. Simmons -- a lump-sum payment in the amount equal to one times his then effective annual base salary ($140,000).

         A change of control is deemed to have occurred if (i) more than 30% of the combined voting power of the Company's then outstanding securities is acquired, directly or indirectly, or (ii) at any time during the 24-month period after a tender offer, merger, consolidation, sale of assets or contested election, or any combination of such transactions, at least a majority of the Company's Board of Directors shall cease to consist of "continuing directors" (meaning directors of the Company who either were directors prior to such transaction or who subsequently became directors and whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least two thirds of the directors then still in office who were directors prior to such transaction), or (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 60% of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement of sale or disposition by the Company of all or substantially all of the Company's assets.

         The employment agreements with Messrs. Holmes, Saltzman and Simmons provide that if, at any time within twelve months of a change of control, they cease to be an employee of the Company by reason of (i) termination by the Company (or its successor) without "cause" (as defined in the employment agreement) or (ii) voluntary termination by the employee for "good reason upon change of control" (as defined in the employment agreement), they will be entitled to the following benefits in addition to the severance stated above:
Mr. Holmes, Mr. Saltzman and Mr. Simmons -- all outstanding stock options held by each shall become fully vested and exercisable and such individuals shall receive an additional payment that, when added to all other payments received in connection with a change of control, will result in the maximum amount allowed to be paid to an employee without triggering an excess parachute payment (as defined by the Internal Revenue Code); Mr. Holmes -- all benefits (as defined by his employment agreement) shall continue throughout the remainder of its term.

         Billing Information Concepts, Inc., a wholly-owned subsidiary of the Company ("BICI"), has an employment agreement with Mr. Paul L. Gehri. This agreement continues until December 31, 1997, subject to automatic extension unless and until terminated by either BICI or Mr. Gehri upon not less than 120 days' prior written notice. The employment agreement is subject to early termination as provided therein, including if Mr. Gehri fails to perform his duties thereunder or to comply with any of the provisions thereof or commits any act of misconduct, malfeasance, gross negligence or disloyalty, upon written notice from BICI. The employment agreement provides for an annual, calendar year base salary of $92,000, plus commissions earned if the quarterly and annual revenue budgets for the third party billing component of BICI exceed certain amounts, with the total value of the bonus plan for the fiscal year ended September 30, 1996, equal to $30,000. The employment agreement also provides for an incentive bonus at the discretion of the Compensation Committee.

         BICI has an employment agreement with Mr. Michael R. Long. This agreement continues until December 31, 1997, subject to automatic extension unless and until terminated by either BICI or Mr. Long upon not less than 120 days' prior written notice. The employment agreement is subject to early termination as provided therein, including if Mr. Long fails to perform his duties thereunder or to comply with any of the provisions thereof or commits any act of misconduct, malfeasance, gross negligence or disloyalty, upon written notice from BICI. The employment agreement provides for an annual, calendar year base salary of $95,000. The employment agreement also provides for an incentive bonus at the discretion of the Compensation Committee.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         James E. Sowell and Lee Cooke, directors of the Company, served on the Compensation Committee during the fiscal year ending September 30, 1996. Mr. Cooke is the Chairman of the Board and Chief Executive Officer of U. S. Medical Systems, Inc. Mr. Holmes formerly served on the Board of Directors for U. S. Medical Systems, Inc. Mr. Holmes is Chairman of the Board of Directors and Chief Executive Officer of the Company.

         Mr. Sowell and Mr. Holmes serve on the Board of Directors, and Messrs. Cooke and Saltzman serve as advisory directors, of Tanisys Technology, Inc., a developer, manufacturer and marketer of computer peripheral equipment. Mr. Holmes also serves on the Compensation Committee of Tanisys Technology, Inc.

PERFORMANCE GRAPH

         The Company's Common Stock has been traded publicly since August 2, 1996. Prior to such date, there was no established market for its Common Stock. The following Performance Graph compares the Company's cumulative total stockholder return on its Common Stock from August 2, 1996 (the first day which the Common Stock was publicly traded), through December 20, 1996, with the cumulative total return of the S&P 500 Index and the S&P Computer Software Services Index ("CSSI") over the same period. CSSI is a subgroup of the S&P 500 Index containing 10 companies with similar standard industrial classification codes as the Company.

                     COMPARISON OF CUMULATIVE TOTAL RETURN
                 AMONG THE COMPANY, S&P 500 INDEX AND THE CSSI



                            August 2, 1996                    December 20, 1996
                            --------------                    -----------------
Company                           100                               144.05
S&P 500 Index                     100                               114.01
CSSI                              100                               119.02

         The foregoing graph is based on historical data and is not necessarily indicative of future performance. This graph shall not be deemed to be "soliciting material" or to be "filed" with the Commission or subject to Regulations 14A and 14C under the Exchange Act or to the liabilities of Section 18 under the Exchange Act.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Exchange Act requires that the Company's directors, executive officers and persons who own more than 10 percent of a registered class of the Company's equity securities file with the Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Directors, executive officers and greater than 10 percent stockholders are required by Commission regulations to furnish the Company with copies of all Section 16(a) forms they file.

         To the Company's knowledge, based solely on a review of the copies of the Section 16(a) reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended September 30, 1996, all Section 16(a) filing requirements applicable to its directors, executive officers and greater than 10 percent beneficial owners were complied with.


                              CERTAIN TRANSACTIONS

AGREEMENTS WITH USLD

         On August 2, 1996, USLD distributed to its stockholders all of the outstanding shares of Common Stock of the Company (the "Distribution"), which was a wholly-owned subsidiary of USLD. Upon the completion of the Distribution, Billing became an independent, publicly-held company that owns and operates the billing clearinghouse and information management services business previously operated by USLD through certain of its subsidiaries (the "Billing Group"). In connection with the Spin-Off, the Company and USLD entered into several agreements for the purpose of giving effect to the Spin-Off and defining their ongoing relationship. The following is a summary of certain agreements, arrangements and transactions between Billing and USLD.

         Distribution Agreement

         Billing and USLD entered into the Distribution Agreement, which provided for (i) certain of the principal corporate transactions required to effect the Spin-Off; (ii) the Distribution; (iii) the division between Billing and USLD of certain assets and liabilities; (iv) the sharing of the obligations under certain warrants previously issued by USLD; (v) the issuance by Billing of a stock option to a former USLD director who has agreed to join the Board of Directors of Billing in consideration of his joining the Board of Directors of Billing and to replace an expiring, unvested option to acquire shares of USLD Common Stock and (vi) certain other agreements governing the relationship between Billing and USLD following the Distribution.

         Subject to certain exceptions, the Distribution Agreement provides for assumptions of liabilities and cross- indemnities designed to allocate financial responsibility for the liabilities arising out of or in connection with the business of the Billing Group ("Billing Group Business") to Billing and its subsidiaries, and financial responsibility for the liabilities arising out of or in connection with the business of USLD ("Telecommunications Group Business") to USLD and its retained subsidiaries. The agreements executed in connection with the Distribution Agreement set forth certain specific allocations of liabilities between Billing and USLD.

         USLD has issued and outstanding warrants to purchase an aggregate of 225,000 shares of USLD Common Stock. USLD and Billing have agreed that, in connection with the Distribution, if so elected by USLD, Billing will assume its proportionate share of obligations represented by such warrants such that, after the Distribution and at USLD's option, each warrant will be exercisable for one share of USLD Common Stock and one share of Billing Common Stock. The Distribution Agreement provides that, upon notice to USLD of the exercise of such warrants, USLD, if it so elects, will promptly provide notice thereof to Billing and Billing shall promptly thereafter issue to the exercising holder of the warrant the appropriate number of shares of Billing Common Stock and Billing will be entitled to receive a pro rata portion of the exercise price (such pro rata portion to be established by allocating the exercise price of the warrants between the Billing Common Stock and the USLD common stock issuable upon exercise of the warrants in accordance with their average per share price for each of the ten consecutive trading days beginning on and including the Distribution Date).

         Pursuant to the Distribution Agreement, Billing also granted to Lee Cooke, who agreed to join the Board of Directors of Billing, in consideration of his joining the Billing Board of Directors and to replace an unvested option for 5,000 shares of USLD common stock, a non-qualified stock option of Billing to purchase 5,000 shares of Billing Common Stock at an exercise price of $2.16, which preserves the spread between the exercise price of such unvested USLD option and the price of the USLD common stock as of the day immediately preceding the record date of the Spin-Off.

         To avoid adversely affecting the intended tax consequences of the Distribution and related transactions, the Distribution Agreement provides that, until the second anniversary of the Distribution Date, Billing must obtain an opinion of counsel reasonably satisfactory to USLD or a supplemental tax ruling from the Internal Revenue Service ("IRS") before Billing may make certain material dispositions of its assets, engage in certain repurchases of Billing capital stock or cease the active conduct of its business independently, with its own employees and without material changes. Billing does not expect these limitations to inhibit significantly its operations, growth opportunities or its ability to respond to unanticipated developments. USLD must also obtain an opinion of counsel reasonably satisfactory to Billing or a supplemental tax ruling from the IRS before USLD may engage in similar transactions during such period. USLD does not expect these limitations to inhibit significantly its operations, growth opportunities or its ability to respond to unanticipated developments.

         The Distribution Agreement also provides that each of USLD and Billing agrees that for a period of one (1) year after the Distribution Date, whether a breach of the Distribution Agreement or any related agreement is alleged or not, neither USLD nor Billing will, without the prior written consent of the other, which consent may be withheld in the sole discretion of each, engage, whether for compensation or not, as an owner, partner, stockholder, investor or in any other capacity whatsoever, in any activity or endeavor that competes directly or indirectly with the business of the other as engaged in, or proposed to be engaged in, as of the Distribution Date; provided, however, that such noncompetition agreement shall not prohibit either USLD or Billing from engaging in a merger, consolidation or other business combination with another person or entity with departments or divisions that compete with either USLD or Billing, as the case may be. Such restriction applies worldwide.

         Each of USLD and Billing further agrees that for a period of six (6) months after the Distribution Date, notwithstanding any allegation of breach of the Distribution Agreement or any related agreement, not, without the prior written consent of the other, to solicit, influence or attempt to influence any of the other's employees to terminate his or her employment or other contractual relationship with his or her respective employer for any reason including, without limitation, working for such soliciting party. Either Billing or USLD may elect to pay to the other fifty percent (50%) of the total previous 12 months' salary and bonus of any employee of the other for the privilege of soliciting the employment of such employee without the necessity of obtaining the consent of the employing party.

         The Distribution Agreement also provides that each of Billing and USLD will be granted access to certain records and information in the possession of the other, generally consisting of pre-Distribution, nonproprietary, non-customer, noncompetitive related information, and requires the retention by each of Billing and USLD for a period of ten years following the Distribution of all such information in its possession, and thereafter requires that each party give the other prior notice of its intention to dispose of such information. In addition, the Distribution Agreement provides for the allocation of shared privileges with respect to certain information and requires each of Billing and USLD to obtain the consent of the other prior to waiving any shared privilege.

         Because the terms of certain waivers and consents under USLD's and/or Billing's, or their respective subsidiaries, debt agreements require that, after the Distribution, USLD or Billing, and/or their respective subsidiaries, each remain liable as a guarantor and continue to pledge security with respect to certain indebtedness that cannot be economically separated under existing arrangements and allocated to only USLD or only Billing prior to the Distribution Date, each of USLD and Billing has agreed to pay annually to each other a credit support fee equal to 1% per annum of the average monthly balance of indebtedness guaranteed by one on behalf of the other for as long as such guarantees continue after the Distribution Date.

         Benefit Plans and Employment Matters Allocation Agreement

         In connection with the Spin-Off, USLD and Billing entered into a Benefit Plans and Employment Matters Allocation Agreement (the "Benefits Agreement") providing for the allocation of certain responsibilities with respect to employee compensation, benefit and labor matters. The allocation of responsibility and adjustments made pursuant to the Benefits Agreement are substantially consistent with the existing benefits provided to USLD employees under USLD's various compensation plans. The Benefits Agreement provides that Billing will, or will cause one or more of its subsidiaries to, assume or retain, as the case may be, all liabilities of USLD, to the extent unpaid as of the Distribution Date, under employee benefit plans, policies, arrangements, contracts and agreements, with respect to employees who, on or after the Distribution Date, will be employees of Billing or its subsidiaries. The Benefits Agreement also provides that USLD will, or will cause one or more of its subsidiaries to, assume or retain, as the case may be, all liabilities of USLD, to the extent unpaid as of the Distribution Date, under employee benefit plans, policies, arrangements, contracts and agreements, with respect to employees who on or after the Distribution Date will be employees of USLD or its subsidiaries.

         In addition, Billing assumed, with respect to employees who, on or after the Distribution Date, will be employees of Billing or any of its subsidiaries, all responsibility for liabilities and obligations as of the Distribution Date for medical and dental plan coverage and for vacation and welfare plans. USLD assumed, with respect to the employees who, on or after the Distribution Date, will be employees of USLD or any of its subsidiaries, all responsibilities for all liabilities and obligations as of the Distribution Date for medical and dental plan coverage and for vacation and welfare plans.

         Immediately prior to the Distribution, Billing granted, under the Billing Employee Stock Plan and Director Plan, respectively, options to purchase Common Stock to each holder of an outstanding option to purchase shares of USLD common stock under the USLD Employee Stock Option Plan and USLD Non-Employee Director Plan, respectively. The Billing options will be exercisable for Billing Common Stock on the basis of one share of Billing Common Stock for every one share of USLD common stock subject to the outstanding USLD options. Billing options to purchase a total of 1,686,000 shares of Billing Common Stock were granted in connection with the grant to USLD option holders. In connection with the grant of the Billing options, the exercise price of the USLD options was adjusted to preserve the economic value of the USLD options existing immediately prior to the Distribution after giving effect to the grant of the Billing options. The Billing options have vesting schedules mirroring the vesting schedules of the related USLD options. Each Billing option granted in connection with the Distribution and held by a USLD employee after the Distribution Date will terminate in accordance with the original USLD option grant. Each Billing option granted in connection with the Distribution and held by a Billing employee will terminate in accordance with the original USLD option grant.

         Tax Sharing Agreement

         Billing and USLD entered into a Tax Sharing Agreement (the "Tax Sharing Agreement") that defines the parties' rights and obligations with respect to deficiencies and refunds of federal, state and other income or franchise taxes relating to Billing's business for tax years prior to the Distribution and with respect to certain tax attributes of Billing after the Distribution. In general, with respect to periods ending on or before September 30, 1996, the fiscal year end for USLD, USLD is responsible for (i) filing both consolidated federal tax returns for the USLD affiliated group and combined or consolidated state tax returns for any group that includes a member of the USLD affiliated group, including in each case Billing and its subsidiaries for the relevant periods of time that such companies were members of the applicable group and (ii) paying the taxes related to such returns (including any subsequent adjustments resulting from the redetermination of such tax liabilities by the applicable taxing authorities). Billing will reimburse to USLD the taxes attributed to any Billing Group member and the cost of preparation of the associated tax returns related to the Billing Group. Billing is responsible for filing returns and paying taxes related to the Billing Group for periods commencing on and after October 1, 1996. Billing and USLD have agreed to cooperate with each other and to share information in preparing such tax returns and in dealing with other tax matters.

         Transitional Services and Sublease Agreement

         USLD and Billing entered into the Transitional Services and Sublease Agreement pursuant to which (i) USLD agreed to provide to Billing for six months after the Spin-Off certain services requested by Billing for the conduct of Billing's business, (ii) USLD subleased to Billing certain office space on a month-to-month basis and certain other office space through March 31, 1997, with Billing to share equally USLD's out-of-pocket costs on this space should USLD be unable to sublease this space for the remainder of the term ending in January 1998, and (iii) Billing agreed to provide to USLD for six months after the Spin-Off certain services requested by USLD for the conduct of USLD's business. The fee for USLD's services is based on a cost-plus basis or other negotiated arms-length basis. The fee for Billing's services is based on a cost-plus basis or other negotiated arms-length basis. The subleases are on the same terms and conditions as the terms and conditions of the lease agreements pursuant to which USLD leases such space from its landlord. Subject to termination provisions of the agreement, Billing and USLD are free to procure such services from outside vendors or may develop an in-house capability in order to provide such services internally, and Billing may lease office space from outside landlords. The transitional services to be provided to Billing pursuant to such agreement may include accounting, tax, finance and legal services office services, employee benefit services, information services, and may include any other similar services that Billing may require. The transitional services to be provided to USLD pursuant to such agreement may include accounting, tax, finance and legal services, office services, employee benefit services, information services, management information systems and software consulting with respect to the direct billing function to be retained by USLD and may include any other similar services that USLD may require.

         Billing Agreements

         USLD and Billing entered into a Zero Plus - Zero Minus Billing and Information Management Services Agreement (the "Zero Plus - Zero Minus Billing Agreement") and a One Plus Billing and Information Management Services Agreement (the "One Plus Billing Agreement"). Under these agreements, Billing provides to USLD billing through local telephone companies for certain qualifying "zero plus," "zero minus" and "one plus" direct dialed or operator assisted station to station or person to person calls. USLD is charged for the local telephone company's applicable fees, charges, chargebacks, credits and adjustments as prescribed in the agreement between Billing and the local telephone company, as well as billing service fees, charges, chargebacks, credits and assessments of Billing. These charges are deducted from the amounts payable to USLD for qualifying calls. Each agreement has an initial term of three (3) years.

         Telecommunications Agreement

         USLD and Billing entered into a Telecommunications Agreement (the "Telecommunications Agreement") whereby USLD provides to Billing certain direct dial long distance and 800 services. The Telecommunications Agreement has a three- year term and renews for an additional one year unless either party notifies the other not less than 60 days prior to the termination date. In addition, Billing has the right to terminate services under the Telecommunications Agreement by providing written notice within 30 days of Billing's intent to cancel services 60 days from notice.

         Leasing Agreement

         USLD and Billing entered into a Leasing Agreement (the "Leasing Agreement") whereby USLD may elect to lease an airplane owned by Billing on an hourly or volume usage basis.

         Policies and Procedures for Addressing Conflicts

         The ongoing relationship between USLD and Billing will present certain conflict situations for Parris H. Holmes, Jr., who serves as Chairman of the Board of USLD and Billing and Chief Executive Officer of Billing. Parris H. Holmes, Jr., as well as other officers and directors of USLD and Billing, also own (or have options to acquire) a significant number of shares of USLD common stock and, as a result of the Spin-Off, own (or have options to acquire) a significant number of shares of Billing Common Stock. Billing and USLD have adopted appropriate policies and procedures to be followed by the board of directors of each company to limit the involvement of Mr. Holmes (or such executive officers and other directors having a significant ownership interest in the companies) in conflict situations, including matters relating to contractual relations or litigation between USLD and Billing. Such procedures include requiring Mr. Holmes (or such executive officers or other directors having a significant ownership interest in the companies) to abstain from voting as directors of each company with respect to matters that place a material conflict of interest between the companies. Whether or not a material conflict of interest situation exists will be determined on a case by case basis depending on such factors as the dollar value of the matter, the degree of personal interest of Mr. Holmes (or such executive officers and other directors having a significant ownership interest in the companies) in the matter and a likelihood that resolution of the matter has significant strategic, operational or financial implications for the business of Billing. It is the principal responsibility of the general counsel of each of Billing and USLD to monitor this issue in consultation with USLD's or Billing's (as applicable) board of directors. In the event that the board of directors of either company is unable to reach a decision on a particular matter because of a split in the board of directors, the vote of its outside disinterested directors will control. Billing believes such conflicts will be minimal.


                       PROPOSALS FOR NEXT ANNUAL MEETING

         Any proposals of holders of Common Stock intended to be presented at the Annual Meeting of Stockholders of the Company to be held in 1998 must be received by the Company, addressed to the Secretary of the Company at 9311 San Pedro Avenue, Suite 400, San Antonio, Texas 78216, no later than September 19, 1997, to be considered for inclusion in the Proxy Statement and form of proxy relating to that meeting.

         The Company's Amended and Restated Bylaws establish an advance notice procedure with regard to stockholder proposals to be brought before an annual or special meeting of stockholders (the "Business Procedure"). The Business Procedure provides that stockholder proposals must be submitted in writing in a timely manner in order to be considered at any annual or special meeting. To be timely, notice must be received by Billing (i) in the case of an annual meeting, not less than 90 days nor more than 120 days prior to the date of Billing's proxy materials for the previous year's annual meeting, or (ii) in the case of a special meeting, not less than the close of business on the seventh day following the day on which notice of such meeting is first given to stockholders.

         Under the Business Procedure, notice relating to a stockholder proposal must contain certain information about such proposal and about the stockholder who proposes to bring the proposal before the meeting, including
(a) the name and address of the stockholder who intends to make the proposal and the text of the proposal to be introduced; (b) the class and number of shares of stock held of record, owned beneficially and represented by proxy by such stockholder as of the record date for the meeting (if such date shall then have been made publicly available) and as of the date of such notice; and (c) a representation that the stockholder intends to appear in person or by proxy at the meeting to introduce the proposal or proposals, specified in the notice.
No business shall be conducted at a meeting except business brought before the annual meeting in accordance with the procedures set forth above. If the Chairman or other officer presiding at a meeting determines that the stockholder proposal was not properly brought before such meeting, such proposal will not be introduced at such meeting. Nothing in the Business Procedure will preclude discussion by any stockholder of any proposal properly made or brought before an annual or special meeting in accordance with the above- mentioned procedures.

         The provisions of the Business Procedure will be subject to rules of the Commission with respect to stockholder proposals so long as the Common Stock remains quoted on the NASDAQ National Market or is listed on a national securities exchange or is otherwise required to be registered under the Exchange Act. Any stockholder proposal that is submitted in compliance with such rules and is required by such rules to be set forth in the proxy statement of the Company will be so set forth despite the requirements of the Amended and Restated Bylaws of the Company with respect to the timing and form of notice for such proposals.

                                 OTHER MATTERS

         As of the date of this Proxy Statement, management does not intend to present any other items of business and is not aware of any matters to be presented for action at the Annual Meeting other than those described above. However, if any other matters should come before the Annual Meeting, it is the intention of the persons named as proxies in the accompanying proxy card to vote in accordance with their best judgment on such matters.


                                     By order of the Board of Directors,



                                     Kelly E. Simmons
                                     Corporate Secretary

San Antonio, Texas
January 17, 1997

                                  P R O X Y

                       BILLING INFORMATION CONCEPTS CORP.


          PROXY -- ANNUAL MEETING OF STOCKHOLDERS -- February 20, 1997

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

          Please mark, sign, date and return in the enclosed envelope.

    The undersigned stockholder of Billing Information Concepts Corp. (the "Company") hereby appoints Parris H. Holmes, Jr., Alan W. Saltzman and Kelly E. Simmons, or each of them, proxies of the undersigned with full power of substitution to vote at the Annual Meeting of Stockholders of the Company to be held on Thursday, February 20, 1997, at 10:00 a.m., Central Standard Time, at the Omni San Antonio Hotel, 9821 Colonnade Blvd., San Antonio, Texas, and at any adjournment thereof, the number of votes which the undersigned would be entitled to cast if personally present:

(1)   ELECTION OF DIRECTORS

             FOR     [ ]                       WITHHOLD AUTHORITY       [ ]
             all nominees listed below                 to vote for all nominees
             (except as marked below)                  listed below

             James E. Sowell                   Thomas G. Loeffler

INSTRUCTIONS:  TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, DRAW
               A LINE THROUGH OR STRIKE OUT THAT NOMINEE'S NAME AS SET
               FORTH ABOVE.

(2) PROPOSAL TO RATIFY THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL
      YEAR ENDING SEPTEMBER 30, 1997

      [ ]  FOR         [ ]  AGAINST       [ ]  ABSTAIN


(3) To consider and act upon any other matter which may properly come before the meeting or any adjournment thereof;

      all as more particularly described in the Proxy Statement dated January 17, 1997, relating to such meeting, receipt of which is hereby acknowledged.

      This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR the nominees listed in Proposal 1 and FOR Proposal 2.

                                        ----------------------------------------



                                        ----------------------------------------
                                        Signature of Stockholder(s)


                                        Please sign your name exactly as it
                                        appears hereon.  Joint owners
                                        must each sign.  When signing
                                        as attorney, executor,
                                        administrator, trustee or
                                        guardian, please give your
                                        full title as it appears
                                        hereon.

                                        Dated                      , 1997.
                                             ----------------------

                          [FULBRIGHT & JAWORSKI LOGO]

January 15, 1997



VIA ELECTRONIC DELIVERY

Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C.   20549

Re:      Billing Information Concepts Corp. (the "Company")
         Commission File No. 0-28536

Dear Sirs:

         On behalf of the Company, transmitted herewith for electronic filing pursuant to Rule 14a-6(b) of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended, is the Company's proxy statement and form of proxy relating to the Company's Annual Meeting of Stockholders to be held on February 20, 1997.

         The filing has been effected through the Securities and Exchange Commission's EDGAR electronic filing system.

         If you should need any additional information, please call the undersigned or Phillip M. Renfro, Esq. at (210) 270-7172.

                                    Very truly yours,

                                    /s/ Daryl L. Lansdale, Jr.

                                    Daryl L. Lansdale, Jr.

Enclosures

cc:      Marshall Millard
         Phillip M. Renfro (Firm)